Dear Shareholders:

Thank you for your patience as we have worked to complete our conversion in the midst of the recent stock market turmoil. When we made our decision to convert from the mutual holding company form in January of this year, we could not foresee the dramatic market changes that occurred this summer and fall.

As you are probably aware, upon completion of the Subscription Offering and the Direct Community Offering we did not receive sufficient subscriptions to close the offering at the minimum of the offering range. After a review of market conditions and the results of our initial offering, we determined to proceed
with the conversion.   We believe that the fundamental reasons for the
conversion have not changed. As we described in our prospectus, the advantages of the conversion are: (1) the stock holding company form of organization provides greater flexibility to acquire other financial institutions and diversify operations, (2) the offering will provide a larger capital base to support the growth of Pulaski Bank, and (3) the larger number of shares outstanding should permit a more active market for our stock.

In accordance with Pulaski Bank=s Plan of Conversion, our independent appraiser updated its appraisal of the pro forma market value of Pulaski Bank. This updated appraisal reflects a decrease in the offering range from 4,080,000 to 5,520,000 shares to 1,870,000 to 2,530,000 shares. The purchase price remains at $10.00 per share. The reduction in the offering range reflects the current condition of the stock market, not any material change in Pulaski Bank=s earnings or operations. Information regarding the updated appraisal and its effect on the anticipated pro forma book value and capitalization of Pulaski Financial Corp. and Pulaski Bank as well as on the revised dividend policy of Pulaski Financial Corp. is set forth in the enclosed Proxy Supplement.

The Special Meeting of Shareholders which was adjourned on September 28, 1998 will be reconvened on __________, 1998 for the purpose of voting on a proposal to approve the Plan of Conversion. Please see the enclosed Proxy Supplement for information on voting and proxy procedures.

We look forward to the completion of our conversion and having you as a stockholder of Pulaski Financial Corp. If you have any questions, please call us at (314) 878-5200. The Board of Directors and Management of Pulaski Bank thank you for your continued support.

Sincerely,



William A. Donius
President and Chief Executive Officer

                                                                    EXHIBIT 99.9

                      PULASKI BANK, A FEDERAL SAVINGS BANK
                             12300 OLIVE BOULEVARD
                           ST. LOUIS, MISSOURI 63141
                                 (314) 878-2210


  -----------------------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE RECONVENED ON               , 1998
  -----------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders ("Special Meeting") of Pulaski Bank, A Federal Savings Bank ("Bank") adjourned on September 28, 1998 will be reconvened at the main office of the Bank, 12300 Olive Boulevard, St. Louis, Missouri, on ________, __________, 1998, at 4:00 p.m., Central Time, for the following purpose:

     1. To consider and vote upon a proposal to approve a Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion") adopted by Pulaski Bancshares, M.H.C. (the "MHC") and the Bank, pursuant to which (i) the MHC will convert to a federally chartered interim stock savings bank and merge into the Bank, with the Bank being the surviving institution, (ii) the Bank and a newly formed federally chartered interim stock savings bank will merge, with the Bank being the surviving institution and becoming a wholly-owned subsidiary of a newly formed stock corporation named Pulaski Financial Corp. (the "Holding Company") and (iii) the Holding Company will sell shares of its common stock to the public and issue shares of its common stock in exchange for shares of the Bank's common stock, all on and subject to the terms and conditions contained therein; and

     2. To consider and act upon such other matters as may properly come before the Special Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Special Meeting.

     Any action may be taken on the foregoing proposal at the Special Meeting on the date specified above, or on any date or dates to which, by further adjournment, the Special Meeting may be adjourned. Pursuant to the Bank's Bylaws, the Board of Directors has fixed the close of business on July 31, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              MICHAEL J. DONIUS
                              Secretary

St. Louis, Missouri
__________, 1998

--------------------------------------------------------------------------------

                         SUPPLEMENT TO PROXY STATEMENT
                                       OF
                      PULASKI BANK, A FEDERAL SAVINGS BANK
                             12300 OLIVE BOULEVARD
                           ST. LOUIS, MISSOURI 63141
                                 (314) 878-2210
--------------------------------------------------------------------------------
                        SPECIAL MEETING OF STOCKHOLDERS
                                     , 1998
-------------------------------------------------------------------------------

     This Supplement provides updated information with respect to the Special Meeting of Stockholders of Pulaski Bank, A Federal Savings Bank ("Bank") to be reconvened at the Bank's main office, 12300 Olive Boulevard, St. Louis, Missouri, on _____________, 1998, at 4:00 p.m., Central Time.

     The Notice of Special Meeting of Stockholders and Proxy Statement were mailed on or about August 21, 1998 to all stockholders entitled to vote at the Special Meeting. This Supplement was mailed on or about ________, 1998 to all stockholders entitled to vote at the Special Meeting.

-------------------------------------------------------------------------------
                             REVOCABILITY OF PROXIES
-------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Stockholders may revoke any proxy by written notice delivered in person or mailed to the Secretary of the Bank or by filing a proxy bearing a later date prior to a vote being taken on a particular proposal at the Special Meeting. Attendance at the Special Meeting will not automatically revoke a proxy, but a stockholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy. If you have previously returned your proxy and you do not wish to change your vote, no action need be taken.

     New proxy cards may be obtained upon oral or written request from Michael
J. Donius, Secretary of the Bank, at 12300 Olive Boulevard, St. Louis, Missouri 63141, telephone (314) 878-2210.

-------------------------------------------------------------------------------
                          PURPOSE OF THIS SUPPLEMENT
-------------------------------------------------------------------------------

     The purpose of this Supplement is to provide stockholders of the Bank the opportunity to review information regarding (1) the decrease in the offering range for the stock offering by Pulaski Financial Corp. (the "Holding Company") and the resulting decrease in the ratio at which shares of the Bank's common stock will be exchanged for shares of the Holding Company's common stock and (2) the change in the intended dividend policy of the Holding Company.
--------------------------------------------------------------------------------
                          INCORPORATION BY REFERENCE
--------------------------------------------------------------------------------

     Each person receiving this Supplement is also receiving the Prospectus Supplement of Pulaski Financial Corp. dated _______, 1998. Although such Prospectus Supplement is incorporated herein by reference, this Supplement does not constitute an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company. Such offer and solicitation is made only by the Prospectus and Prospectus Supplement in such jurisdictions where it is lawful to do so.

     The Bank urges you to read carefully the sections of the Prospectus Supplement that describe the following:

     (1) The revised offering range and resulting change in the exchange ratio (see "THE REVISED VALUATION RANGE" in the Prospectus Supplement);

     (2) The Holding Company's proposed dividend policy (See "REVISED DIVIDEND POLICY" in the Prospectus Supplement);

     (3) The impact of the conversion on the stockholders of the Bank (See" EFFECT OF THE CONVERSION ON THE BANK'S STOCKHOLDERS" in the Prospectus Supplement);

     (4) The historical capitalization of the Bank and the pro forma capitalization of the Holding Company (see "CAPITALIZATION" in the Prospectus Supplement);

     (5) The historical and pro forma capital compliance of the Bank (see "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" in the Prospectus Supplement);

     (6) Pro forma financial information with respect to the conversion (see "PRO FORMA DATA" in the Prospectus Supplement);

     (7) The Holding Company and the Bank's respective intended use of proceeds of the offering (see "USE OF PROCEEDS" in the Prospectus Supplement); and

     (8) The interim consolidated financial statements of the Bank appearing in the Prospectus Supplement.

--------------------------------------------------------------------------------
                                OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors of the Bank is not aware of any business to come before the Special Meeting other than those matters described in the Proxy Statement as amended and supplemented by this Supplement. However, if any other matters should properly come before the Special Meeting, it is intended that executed proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


                               BY ORDER OF THE BOARD OF DIRECTORS



                               MICHAEL J. DONIUS
                               Secretary


St. Louis, Missouri
____________, 1998

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